Exhibit 99.1

Investor/Media Contact: Dave Prichard

608-278-6141

Spectrum Brands Stockholders Approve Proposed Merger With HRG Group, Inc.

MIDDLETON, WI and NEW YORK, July 13, 2018 – Spectrum Brands Holdings, Inc. (NYSE: SPB) (“Spectrum Brands”), a global consumer products company offering a portfolio of leading brands driving innovation and exceptional customer service, today announced that its stockholders approved its previously announced merger with HRG Group, Inc. (NYSE: HRG) at a special meeting of Spectrum Brands stockholders held earlier today. Spectrum Brands stockholders approved all proposals put forward at the special meeting.

Spectrum Brands expects the merger to close after the close of business today, July 13, 2018.

About Spectrum Brands Holdings, Inc.

Spectrum Brands, a member of the Russell 1000 Index, is a global and diversified consumer products company and a leading supplier of consumer batteries, residential locksets, residential builders’ hardware, plumbing, shaving and grooming products, personal care products, small household appliances, specialty pet supplies, lawn and garden and home pest control products, personal insect repellents, and auto care products. Helping to meet the needs of consumers worldwide, our Company offers a broad portfolio of market-leading, well-known and widely trusted brands including Rayovac®, VARTA®, Kwikset®, Weiser®, Baldwin®, National Hardware®, Pfister®, Remington®, George Foreman®, Black + Decker®, Tetra®, Marineland®, GloFish®, Nature’s Miracle®, Dingo®, 8-in-1®, FURminator®, IAMS® and Eukanuba® (Europe only), Healthy-Hide®, Digest-eeze™, DreamBone®, SmartBones®, Littermaid®, Spectracide®, Cutter®, Repel®, Hot Shot®, Black Flag®, Liquid Fence®, Armor All®, STP® and A/C PRO®. Spectrum Brands’ products are sold in approximately 160 countries. Spectrum Brands generated net sales from continuing operations of approximately $3.0 billion in fiscal 2017. For more information, visit www.spectrumbrands.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain matters discussed in this release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have tried, whenever possible, to identify these statements by using words like “future,” “anticipate,” “intend,” “plan,” “estimate,” “believe,” “expect,” “project,” “forecast,” “could,” “would,” “should,” “will,” “may,” and similar expressions of future intent or the negative of such terms. These statements are subject to a number of risks and uncertainties that could cause results to differ materially from those anticipated as of the date of this release. Actual results may differ materially as a result of (1) the ability to consummate the announced transaction on the expected terms and within the anticipated time period, or at all, which is dependent on the parties’ ability to satisfy certain closing conditions, (2) any delay or inability of the combined company to realize the expected benefits of the transaction; (3) changes in tax laws, regulations, rates, policies or interpretations; (4) the value of the combined company shares to be issued in the transaction; (5) the risk of unexpected significant transaction costs and/or unknown liabilities; (6) potential litigation relating to the Merger; (7) the outcome of Spectrum Brands’ previously announced transaction to sell the Global Battery and Lighting Business and exploration of strategic options for Spectrum Brands’ Appliances business, including uncertainty regarding consummation of any such transaction or transactions and the terms of such transaction or transactions, if any, and, if consummated, Spectrum Brands’ ability to realize the expected benefits of such transaction; (8) the impact of actions taken by significant stockholders; (9) the impact of expenses resulting from the implementation of new business strategies, divestitures or current and proposed restructuring activities; (10) the potential disruption to Spectrum Brands’ or HRG’s business or diverted management attention, and the unanticipated loss of key members of senior management or other employees, in each case as a result of the announced transaction, the previously announced transaction to sell Spectrum Brands’ Global Battery and Lighting Business, in connection with the strategic options for Spectrum Brands’ Appliances business or otherwise; and (11) general economic and business conditions that affect the combined company following the transaction. Risks that could cause actual risks to differ from those anticipated as of the date hereof include those discussed herein, those set forth in the combined securities filings of Spectrum Brands and SB/RH Holdings, LLC, including their most recently filed Annual Report on Form 10-K, as amended, as updated in subsequent Quarterly Reports on Form 10-Q and those set forth in the securities filings of HRG, including its most recently filed Annual Report on Form 10-K.

Spectrum Brands also cautions the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this report. Spectrum Brands undertakes no duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

Spectrum Brands Holdings, Inc.

Investor/Media Contact:

Dave Prichard

608-278-6141